Exhibit 99.1

Digital Brands Group Reports Third Quarter 2024 Financial Results

Austin, TX— Digital Brands Group, Inc. (“DBG”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its third quarter ended September 30, 2024.

“Our third quarter was the last quarter we significantly focused on paying down debt and liabilities given the soft macro economy and the overhang of the election. Starting in October this year, we transitioned from cleaning up the balance sheet to focusing on increasing top line growth. As we stated in our press release yesterday, we partnered with VAYNERCOMMERCE to drive digital revenue, which we announced is already working”.

“This was the first step in a multi-step growth strategy, coupled with the launch of AVO. New initiatives include investing in other digital channels and platforms, content creation, influencer partnerships, and monthly limited-edition capsules of online only products with special pricing, fabrics and designs. “

“In addition to this, the Company will also benefit by an increase of over $4.5 million in earnings associated with amortized non-cash expenses concluding at the end of 2024 plus a Sundry wholesale price increase,” said Hil Davis, CEO of Digital Brands Group.

Results for the Third Quarter

●	Net revenues were $2.4 million compared to $3.3 million a year ago

	○	The majority of the decline in revenue is associated with the Company dropping its largest wholesale account due to single-digit gross margins before the required additional expenses to manage the account.

	○	This account was net negative in cash contribution. So while we lost revenue, we increased profitability

	○	Net revenues were negatively impacted by limited digital advertising spend, which resulted in low e-commerce revenue

●	Gross profit margins were 46.0% compared to 52.3% a year ago

	○	The biggest factor in the decline is the fixed costs associated with gross margins including warehouse rent and labor expenses, pattern makers and sewers expenses and some design members expenses

	○	Gross profit margins were negatively impacted by lower digital revenue associated with limited digital advertising revenue in the quarter

	○	Gross profit was $1.1 million compared to $1.7 million a year ago

●	G&A expenses decreased $1.3 million to $2.4 million compared to $3.7 million a year ago

	○	G&A included $1.6 million in non-cash expenses

	○	G&A expenses declined sequentially by over $500,000 from Q2 2024

●	Sales & Marketing expenses were $655,000 compared to $1.2 million a year ago

	○	Sales and marketing expenses ratio was 26.9% compared to 35.3% a year ago

	○	The majority of the sales and marketing expense was the marketing team

	○	We have outsourced our sales and marketing to VAYNERCOMMERCE

●	Net loss was $3.5 million compared to a net loss of $5.4 million a year ago, which includes $1.6M in non-cash expenses

	○	Starting in Q1 next year, interest expenses will decline to $105,000 a quarter due to the completion of the amortization at year end

	○	This amortization change in our interest expense will result in a benefit of approximately $3.1 million to our net earnings in fiscal 2025

●	Net loss per diluted share was $1.63 per diluted share compared to a net loss per diluted share of $14.55 a year ago

Conference Call and Webcast Details Updated

Management will host a conference call on Thursday, November 14, 2024 at 5:00 p.m. ET to discuss the results. The live conference call can be accessed by dialing 877-545-0523 from the U.S. or internationally. The conference I.D. code is 288336 or referencing Digital Brands or via the web by using the following link: https://www.webcaster4.com/Webcast/Page/3044/51655

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC

STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2024	2023	2024	2023
Net revenues	$2,440,801	$3,257,332	$9,413,457	$12,127,135
Cost of net revenues	1,319,214	1,554,044	5,012,457	6,094,532
Gross profit	1,121,587	1,703,288	4,401,000	6,032,603

Operating expenses:
General and administrative	2,429,040	3,735,527	6,347,460	12,115,590
Sales and marketing	655,833	1,151,377	1,979,173	3,188,054
Distribution	180,879	238,546	745,412	750,945
Impairment of intangible assets	600,000	-	600,000	-
Change in fair value of contingent considerartion	-	-	-	(10,698,475)
Total operating expenses	3,865,752	5,125,450	9,672,045	5,356,114

Income (loss) from operations	(2,744,165)	(3,422,162)	(5,271,045)	676,489

Other income (expense):
Interest expense	(742,557)	(1,956,080)	(2,487,172)	(4,907,567)
Other non-operating income (expenses)	(54,515)	(57,752)	22,765	(734,501)
Total other income (expense), net	(797,072)	(2,013,832)	(2,464,407)	(5,642,068)

Income tax benefit (provision)	-	-	-	-
Net income (loss) from continuing operations	(3,541,237)	(5,435,994)	(7,735,452)	(4,965,579)
(Loss) from discontinued operations, net of tax	-	-	-	(1,562,503)
Net income (loss)	$(3,541,237)	$(5,435,994)	$(7,735,452)	$(6,528,082)

Weighted average common shares outstanding - basic and diluted	2,171,823	373,498	2,061,252	283,678
Net loss per common share - basic and diluted	$(1.63)	$(14.55)	$(3.75)	$(17.50)

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENTS OF CASH FLOW

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,735,452)	$(6,528,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,057,638	2,485,166
Amortization of loan discount and fees	2,220,549	1,956,355
Impairment of intangible assets	600,000	-
Loss on extinguishment of debt	-	689,100
Loss on disposition of bussiness	-	1,523,940
Stock-based compensation	169,262	308,511
Shares issued for services	312,634	1,656,417
Change in credit reserve	(151,611)	354,282
Change in fair value of contigent consideration	-	(10,698,475)
Discontinued operation	-	7,666
Non-cash lease expense	817,077	-
Changes in operating assets and liabilities:
Accounts receivable, net	(201,501)	153,479
Due from factor	51,153	72,220
Inventory	(190,918)	514,955
Prepaid expenses and other current assets	(76,637)	(366,615)
Accounts payable	(1,287,018)	182,242
Accrued expenses and other liabilities	477,945	1,088,763
Deferred revenue	-	(183,782)
Accrued interest payable	106,701	326,219
Due to related parties	26,909
Lease liabilities	(490,000)	-
Net cash used in operating activities	(3,293,269)	(6,457,639)
Cash flows from investing activities:
Cash disposed	-	(18,192)
Purchase of property, equipment and software	(23,801)	(27,855)
Deposits	(77,280)	87,378
Net cash provided by (used in) investing activities	(101,081)	41,331
Cash flows from financing activities:
Repayments from related party advances		(218,967)
Advances from factor	-	154,073
Issuance of loans and note payable	790,977	5,799,989
Repayments of convertible notes and loan payable	(2,484,248)	(8,840,092)
Insurance for common stock for cash	5,356,194	-
Exercise of Warrants	-	1,167,566
Issuance of common stock in public offering	-	10,000,003
Offering costs	-	(1,854,622)
Net cash provided by financing activities	3,662,923	6,207,950
Net change in cash and cash equivalents	268,573	(208,357)
Cash and cash equivalents at beginning of period	20,773	1,275,616
Cash and cash equivalents at end of period	$289,346	$1,067,259

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENT OF BALANCE SHEETS

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$289,346	$20,773
Accounts receivable, net	276,334	74,833
Due from factor, net	438,269	337,811
Inventory	5,040,518	4,849,600
Prepaid expenses and other current assets	353,307	276,670
Total current assets	6,397,774	5,559,687
Property, equipment and software, net	79,310	55,509
Goodwill	8,973,501	8,973,501
Intangible assets, net	7,324,579	9,982,217
Deposits	152,711	75,431
Right of use asset	365,246	689,688
Total assets	$23,293,121	$25,336,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,251,884	$7,538,902
Accrued expenses and other liabilities	5,236,437	4,758,492
Due to related parties	426,921	400,012
Convertible note payable, net	100,000	100,000
Accrued interest payable	2,053,102	1,996,753
Loan payable, current	2,743,508	2,325,842
Promissory note payable, net	4,730,740	4,884,592
Right of use liability, current portion	899,726	1,210,814
Total current liabilities	22,442,318	23,215,407
Loan payable	150,000	150,000
Right of use liability, non current portion	313,723	-
Deferred tax liability	368,034	368,034
Total liabilities	23,274,075	23,733,441

Commitments and contingencies

Stockholders’ equity:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both September 30, 2024 and December 31, 2023		-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both Septemebr 30, 2024 and December 31, 2023	1	1
Series C convertible preferred stock, $0.0001 par, 1,643 and 4,786 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 3,769,859 and 1,114,359 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	373	110
Additional paid-in capital	121,748,573	115,596,929
Accumulated deficit	(121,729,902)	(113,994,449)
Total stockholders’ equity	19,046	1,602,592
Total liabilities and stockholders’ equity	$23,293,121	$25,336,033

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co